QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 22, 2005 (except Note 12, as to which the date is January 25, 2006) in the Registration Statement (Form S-1) and the related Prospectus of Alphatec Holdings, Inc. for the registration of shares of its common stock to be filed with the Securities and Exchange Commission on or about February 6, 2006.

/s/ ERNST & YOUNG LLP
San Diego, California February 3, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM